NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348    FOR IMMEDIATE RELEASE
    November 2, 2020

THIRD QUARTER 2020 OPERATING RESULTS
ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, November 2, 2020 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced its operating results for the quarter and nine months ended September 30, 2020. Highlights include:

Operating Results:
•Revenues and net earnings, FFO, Core FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended			Nine Months Ended
	September 30,			September 30,
	2020		2019	2020		2019
	(in thousands, except per share data)
Revenues	$158,633		$168,607	$497,397		$497,111

Net earnings available to common stockholders	$51,584	(1)	$58,111	$154,057	(1)	$199,648
Net earnings per common share	$0.30	(1)	$0.35	$0.89	(1)	$1.22

FFO available to common stockholders	$106,423		$115,013	$320,670		$336,215
FFO per common share	$0.62		$0.70	$1.87		$2.06

Core FFO available to common stockholders	$106,423		$115,013	$337,349		$334,884
Core FFO per common share	$0.62		$0.70	$1.96		$2.05

AFFO available to common stockholders	$106,690	(2)	$116,870	$311,680	(2)	$340,119
AFFO per common share	$0.62	(2)	$0.71	$1.81	(2)	$2.09

(1) Includes a write-off of $14,758 (or $0.09 per share) of receivables due to reclassifying certain tenants as cash basis for accounting purposes during the quarter and nine months ended September 30, 2020.

(2) For the quarter and nine months ended September 30, 2020, amounts exclude $8,499 and $38,938, respectively, of net straight-line accrued rent, resulting from the COVID-19 rent deferral lease amendments. Including the straight-line rent would result in AFFO per common share of $0.67 and $2.04 for the quarter and nine months ended September 30, 2020, respectively.

Third Quarter 2020 Highlights:
•As of October 28, 2020, NNN had collected approximately 90% of rent originally due for the quarter ended September 30, 2020, and approximately 94% of rent originally due in October 2020.
•Portfolio occupancy was 98.4% at September 30, 2020 as compared to 98.7% at June 30, 2020 and 98.8% at March 31, 2020
•Ended the quarter with $294.9 million of cash and no amounts drawn on $900 million bank credit facility
•Invested $3.9 million in property investments, and completed construction with an aggregate 16,000 square feet of gross leasable area
•Sold 3 properties for $2.4 million producing $0.1 million of gains on sales
•Raised $10.9 million net proceeds from the issuance of 305,115 common shares

Highlights for the nine months ended September 30, 2020:
•Invested $78.0 million in property investments, including the acquisition of 21 properties with an aggregate 299,000 square feet of gross leasable area at an initial cash yield of 6.8%
•Sold 25 properties for $42.5 million producing $13.6 million of gains on sales
•Raised $64.2 million net proceeds from the issuance of 1,756,338 common shares
•Issued $400 million principal amount of 2.50% senior unsecured notes due 2030 generating net proceeds of $395.1 million
•Issued $300 million principal amount of 3.10% senior unsecured notes due 2050 generating net proceeds of $290.5 million
•Paid off $325 million principal amount of 3.800% senior unsecured notes due 2022
NNN is actively working with its tenants that have been impacted by the COVID-19 pandemic. As of October 28, 2020, NNN had collected approximately 90% of rent originally due for the quarter ended September 30, 2020, and approximately 94% of rent originally due in October 2020.
As a result of the COVID-19 pandemic, as of September 30, 2020, NNN has entered into rent deferral lease amendments with certain tenants representing approximately 6% of the annual rent originally due for the year ending December 31, 2020. On average, 2.7 months of rent was deferred with approximately 77% of deferred rent originally due in the second quarter of 2020 and 23% originally due in the third quarter of 2020. Approximately 66% of this deferred rent is due to be paid to NNN by June 30, 2021 and 89% is due by December 31, 2021.
Jay Whitehurst, Chief Executive Officer, commented: “The third quarter of 2020 marks the 31st consecutive year of increased common stock dividends for National Retail Properties. This impressive record has been matched by only two other REITs, and by less than 90 US public companies. Our liquidity position remains very solid, with almost $300M of cash in the bank and no amounts drawn on our $900M line of credit. Rent collections continued to trend positively as we collected 90% of rent due for the third quarter and 94% of rent for the month of October. After taking a pause in acquisitions during the height of the pandemic and related store closures, our pipeline of acquisitions is beginning to grow, primarily driven by new transactions with our existing relationship tenants. Lastly, and most importantly, our associates have remained healthy, energized and productive during this year of unforeseen challenges.”
National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of September 30, 2020, the company owned 3,114 properties in 48 states with a gross leasable area of approximately 32.4 million square feet and with a weighted average remaining lease term of 10.7 years. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on November 2, 2020, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "intend," "may," "estimated," or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, the potential impacts of the COVID-19 pandemic on the company’s business operations, financial results and financial position and on the world economy, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital, and, risks related to the company's status as a REIT. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (the "Commission”) filings, including, but not limited to, the company’s (i) Annual Report on Form 10-K for the year ended December 31, 2019 and (ii) Quarterly Report on Form 10-Q for the quarter and nine months ended September 30, 2020. Copies of each filing may be obtained from the company or the Commission. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Core Funds From Operations (“Core FFO”) is a non-GAAP measure of operating performance that adjusts FFO to eliminate the impact of certain GAAP income and expense amounts that the company believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the REIT industry, and management believes that presentation of Core FFO provides investors with a potential metric to assist in their evaluation of the company’s operating performance across multiple periods and in comparison to the operating performance of its peers because it removes the effect of unusual items that are not expected to impact the company’s operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of the company’s core business operations and is a factor in determining management compensation. Items included in calculating FFO that may be excluded in calculating Core FFO may include items like transaction related gains, income or expense, impairments on land or commercial mortgage residual interests, preferred stock redemption costs or other non-core amounts as they occur. The company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to Core FFO is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

National Retail Properties, Inc.
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Income Statement Summary

Revenues:
Rental income	$157,865	$168,224	$495,891	$495,846
Interest and other income from real estate transactions	768	383	1,506	1,265
	158,633	168,607	497,397	497,111

Operating expenses:
General and administrative	9,419	8,726	28,914	27,524
Real estate	6,345	6,706	20,304	20,398
Depreciation and amortization	49,404	48,348	147,528	140,769
Leasing transaction costs	—	51	36	178
Impairment losses – real estate, net of recoveries	5,695	10,692	33,062	21,124
	70,863	74,523	229,844	209,993
Gain on disposition of real estate	148	2,061	13,637	25,508
Earnings from operations	87,918	96,145	281,190	312,626

Other expenses (revenues):
Interest and other income	(74)	(501)	(345)	(2,912)
Interest expense(1)	31,924	29,948	97,347	89,716
Loss on early extinguishment of debt	—	—	16,679	—
	31,850	29,447	113,681	86,804

Net earnings	56,068	66,698	167,509	225,822
Loss (earnings) attributable to noncontrolling interests	1	(5)	3	(428)

Net earnings attributable to NNN	56,069	66,693	167,512	225,394
Series E preferred stock dividends	—	(4,097)	—	(12,291)
Series F preferred stock dividends	(4,485)	(4,485)	(13,455)	(13,455)
Net earnings available to common stockholders	$51,584	$58,111	$154,057	$199,648

Weighted average common shares outstanding:
Basic	172,681	164,884	171,707	162,641
Diluted	172,782	165,362	171,815	163,126

Net earnings per share available to common stockholders:
Basic	$0.30	$0.35	$0.89	$1.23
Diluted	$0.30	$0.35	$0.89	$1.22
(1) Includes $2,291 in connection with the early redemption of 3.80% senior unsecured notes due 2022 for the nine months ended September 30, 2020.

National Retail Properties, Inc.
(in thousands, except per share data)
(unaudited)

	Quarter Ended			Nine Months Ended
	September 30,			September 30,
	2020		2019	2020		2019
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$51,584	(1)	$58,111	$154,057	(1)	$199,648
Real estate depreciation and amortization	49,292		48,271	147,188		140,539
Gain on disposition of real estate, net of noncontrolling interests	(148)		(2,061)	(13,637)		(25,096)
Impairment losses – depreciable real estate, net of recoveries	5,695		10,692	33,062		21,124
Total FFO adjustments	54,839		56,902	166,613		136,567
FFO available to common stockholders	$106,423		$115,013	$320,670		$336,215

FFO per common share:
Basic	$0.62		$0.70	$1.87		$2.07
Diluted	$0.62		$0.70	$1.87		$2.06

Core Funds From Operations (Core FFO) Reconciliation:
Net earnings available to common stockholders	$51,584	(1)	$58,111	$154,057	(1)	$199,648
Total FFO adjustments	54,839		56,902	166,613		136,567
FFO available to common stockholders	106,423		115,013	320,670		336,215

Loss on early extinguishment of debt (early redemption of notes payable due 2022)	—		—	16,679		—
Gain on sale of equity investments	—		—	—		(1,331)
Total Core FFO adjustments	—		—	16,679		(1,331)
Core FFO available to common stockholders	$106,423		$115,013	$337,349		$334,884

Core FFO per common share:
Basic	$0.62		$0.70	$1.96		$2.06
Diluted	$0.62		$0.70	$1.96		$2.05

(1) Includes a write-off of $14,758 (or $0.09 per share) of receivables due to reclassifying certain tenants as cash basis for accounting purposes during the quarter and nine months ended September 30, 2020.

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended			Nine Months Ended
	September 30,			September 30,
	2020		2019	2020		2019
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$51,584	(1)	$58,111	$154,057	(1)	$199,648
Total FFO adjustments	54,839		56,902	166,613		136,567
Total Core FFO adjustments	—		—	16,679		(1,331)
Core FFO available to common stockholders	106,423		115,013	337,349		334,884

Straight-line accrued rent, net of reserves	(2,419)		(542)	(33,464)		(1,702)
Net capital lease rent adjustment	61		170	144		508
Below-market rent amortization	(301)		(178)	(711)		(579)
Stock based compensation expense	3,258		2,734	9,580		7,805
Capitalized interest expense	(332)		(327)	(1,218)		(797)
Total AFFO adjustments	267		1,857	(25,669)		5,235
AFFO available to common stockholders	$106,690	(2)	$116,870	$311,680	(2)	$340,119

AFFO per common share:
Basic	$0.62	(2)	$0.71	$1.82	(2)	$2.09
Diluted	$0.62	(2)	$0.71	$1.81	(2)	$2.09

Other Information:
Rental income from operating leases(3)	$153,825		$163,673	$481,858		$482,306
Earned income from direct financing leases(3)	$161		$204	$487		$624
Percentage rent(3)	$160		$329	$728		$1,051

Real estate expense reimbursement from tenants(3)	$3,719		$4,017	$12,818		$11,865
Real estate expenses	(6,345)		(6,706)	(20,304)		(20,398)
Real estate expenses, net of tenant reimbursements	$(2,626)		$(2,689)	$(7,486)		$(8,533)

Amortization of debt costs	$1,082		$936	$3,924	(4)	$2,787
Scheduled debt principal amortization (excluding maturities)	$149		$141	$443		$422
Non-real estate depreciation expense	$114		$80	$347		$238
(1)Includes a write-off of $14,758 (or $0.09 per share) of receivables due to reclassifying certain tenants as cash basis for accounting purposes during the quarter and nine months ended September 30, 2020.
(2)For the quarter and nine months ended September 30, 2020, amounts exclude $8,499 and $38,938, respectively, of net straight-line accrued rent, resulting from the COVID-19 rent deferral lease amendments. Including the straight-line rent would result in AFFO per common share of $0.67 and $2.04 for the quarter and nine months ended September 30, 2020, respectively.
(3)The condensed consolidated financial statements for the quarter and nine months ended September 30, 2020 and 2019 are presented under the new accounting standard, ASU 2016-02, "Leases (Topic 842)."  For the quarter and nine months ended September 30, 2020, the aggregate of such amounts is $157,865 and $495,891, respectively, and is classified as rental income on the income statement summary. For the quarter and nine months ended September 30, 2019, the aggregate of such amounts is $168,224 and $495,846, respectively.
(4)Includes $851 in connection with the redemption of the 3.80% senior unsecured notes due 2022 for the nine months ended September 30, 2020.

National Retail Properties, Inc.
(in thousands)
(unaudited)

	September 30, 2020	December 31, 2019
Balance Sheet Summary

Assets:
Real estate:
Accounted for using the operating method, net of accumulated depreciation and amortization	$7,167,992	$7,287,374
Accounted for using the direct financing method	4,060	4,204
Real estate held for sale	5,408	9,661
Cash and cash equivalents	294,860	1,112
Receivables, net of allowance of $879 and $506, respectively	4,126	2,874
Accrued rental income, net of allowance of $7,978 and $1,842, respectively	61,754	28,897
Debt costs, net of accumulated amortization	2,340	2,783
Other assets	94,157	97,962
Total assets	$7,634,697	$7,434,867

Liabilities:
Line of credit payable	$—	$133,600
Mortgages payable, including unamortized premium and net of unamortized debt cost	11,565	12,059
Notes payable, net of unamortized discount and unamortized debt costs	3,208,533	2,842,698
Accrued interest payable	51,327	18,250
Other liabilities	76,063	96,578
Total liabilities	3,347,488	3,103,185

Stockholders' equity of NNN	4,287,205	4,331,675
Noncontrolling interests	4	7
Total equity	4,287,209	4,331,682

Total liabilities and equity	$7,634,697	$7,434,867

Common shares outstanding	173,727	171,694

Gross leasable area, Property Portfolio (square feet)	32,421	32,460

National Retail Properties, Inc. Debt Summary As of September 30, 2020 (in thousands) (unaudited)
Unsecured Debt	Principal	Principal, Net of Unamortized Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$—	$—	L + 87.5 bps	2.556%	January 2022

Unsecured notes payable:
2023	350,000	349,256	3.300%	3.388%	April 2023
2024	350,000	349,708	3.900%	3.924%	June 2024
2025	400,000	399,461	4.000%	4.029%	November 2025
2026	350,000	347,440	3.600%	3.733%	December 2026
2027	400,000	398,804	3.500%	3.548%	October 2027
2028	400,000	397,626	4.300%	4.388%	October 2028
2030	400,000	398,777	2.500%	2.536%	April 2030
2048	300,000	295,893	4.800%	4.890%	October 2048
2050	300,000	294,003	3.100%	3.205%	April 2050

Total	3,250,000	3,230,968

Total unsecured debt(1)	$3,250,000	$3,230,968

Debt costs		(31,140)
Accumulated amortization		8,705
Debt costs, net of accumulated amortization		(22,435)
Notes payable, net of unamortized discount and unamortized debt costs		$3,208,533
(1)Unsecured notes payable have a weighted average interest rate of 3.7% and a weighted average maturity of 10.4 years.

Mortgages Payable	Principal Balance	Interest Rate	Maturity Date
Mortgage(1)	$11,609	5.230%	July 2023

Debt costs	(147)
Accumulated amortization	103
Debt costs, net of accumulated amortization	(44)
Mortgages payable, including unamortized premium and net of unamortized debt costs	$11,565
(1) Includes unamortized premium

National Retail Properties, Inc.
Debt Summary
As of September 30, 2020

Credit Facility and Note Covenants

The following is a summary of key financial covenants for the company's unsecured credit facility and notes, as defined and calculated per the terms of the facility's credit agreement and the notes' governing documents, respectively, which are included in the company's filings with the Commission. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show that as of September 30, 2020, the company believes it is in compliance with the covenants.

Unsecured Credit Facility Key Covenants	Required	September 30, 2020
Maximum leverage ratio	< 0.60	0.38
Minimum fixed charge coverage ratio	> 1.50	3.93
Maximum secured indebtedness ratio	< 0.40	0.001
Unencumbered asset value ratio	> 1.67	2.67
Unencumbered interest ratio	> 1.75	4.58

		September 30, 2020
Unsecured Notes Key Covenants	Required	Notes Due (1)	Notes Due (2)
Limitation on incurrence of total debt	≤ 60%	36.1%	36.2%
Limitation on incurrence of secured debt	≤ 40%	0.1%	0.1%
Debt service coverage ratio	≥ 1.50	4.55	4.55
Maintenance of total unencumbered assets	≥ 150%	277.1%	276.9%

(1) Calculations pursuant to covenants for notes payable due 2023-2028 and 2048
(2) Calculations pursuant to covenants for notes payable due 2030 and 2050

National Retail Properties, Inc.
Property Portfolio

Top 20 Lines of Trade

				% of Rent Collections Quarter Ended September 30, 2020(3)
		As of September 30,
	Line of Trade	2020(1)	2019(2)
1.	Convenience stores	18.2%	17.5%	99.9%
2.	Restaurants – full service	10.5%	11.3%	76.2%
3.	Automotive service	10.2%	9.3%	100.0%
4.	Restaurants – limited service	8.8%	8.8%	73.6%
5.	Family entertainment centers	6.7%	6.8%	85.2%
6.	Health and fitness	5.3%	5.3%	84.9%
7.	Theaters	4.5%	4.8%	32.9%
8.	Recreational vehicle dealers, parts and accessories	3.5%	3.5%	99.7%
9.	Automotive parts	3.1%	3.2%	100.0%
10.	Equipment rental	2.6%	2.7%	100.0%
11.	Home improvement	2.6%	2.6%	99.0%
12.	Wholesale clubs	2.6%	2.6%	99.6%
13.	Medical service providers	2.2%	2.2%	98.8%
14.	General merchandise	1.7%	1.8%	99.9%
15.	Furniture	1.7%	1.6%	96.9%
16.	Home furnishings	1.6%	1.7%	99.2%
17.	Consumer electronics	1.5%	1.5%	100.0%
18.	Travel plazas	1.5%	1.6%	100.0%
19.	Drug stores	1.5%	1.6%	100.0%
20.	Bank	1.3%	1.4%	100.0%
	Other	8.4%	8.2%	98.5%
	Total	100.0%	100.0%	90.1%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	17.6%	6.	Georgia	4.5%
2.	Florida	8.8%	7.	Indiana	4.2%
3.	Ohio	5.9%	8.	Tennessee	3.7%
4.	Illinois	5.1%	9.	Virginia	3.5%
5.	North Carolina	4.5%	10.	California	3.3%
	(1) Based on the annual base rent of 674,077,000, which is the annualized base rent for all leases in place as of September 30, 2020.
	(2) Based on the annual base rent of $658,347,000, which is the annualized base rent for all leases in place as of September 30, 2019.
	(3) Rent collections received as of October 28, 2020.

National Retail Properties, Inc.
Property Portfolio

Top 20 Tenants

		Properties	% of Total(1)
1.	7-Eleven	140	5.1%
2.	Mister Car Wash	115	4.5%
3.	Camping World	47	4.4%
4.	LA Fitness	30	3.8%
5.	Flynn Restaurant Group (Taco Bell/Arby's)	203	3.5%
6.	GPM Investments (Convenience Stores)	151	3.3%
7.	AMC Theatre	19	2.8%
8.	Couche Tard (Pantry)	82	2.7%
9.	BJ's Wholesale Club	11	2.6%
10.	Sunoco	59	2.2%
11.	Mavis Tire Express Services	120	2.2%
12.	Chuck-E-Cheese's	53	2.1%
13.	Main Event	18	1.8%
14.	Frisch's Restaurants	74	1.8%
15.	Bob Evans	116	1.7%
16.	Fikes (Convenience Stores)	56	1.6%
17.	Best Buy	15	1.5%
18.	Life Time Fitness	3	1.5%
19.	Dave & Buster's	11	1.5%
20.	Pull-A-Part	20	1.3%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area(3)		% of Total(1)	# of Properties	Gross Leasable Area(3)
2020	0.3%	21	170,000	2026	4.4%	170	1,716,000
2021	3.3%	117	1,166,000	2027	6.6%	176	2,517,000
2022	5.4%	121	1,563,000	2028	5.1%	164	1,237,000
2023	2.9%	116	1,436,000	2029	3.1%	76	1,054,000
2024	3.6%	97	1,484,000	2030	3.6%	103	1,105,000
2025	6.3%	199	2,100,000	Thereafter	55.4%	1,700	16,001,000

(1)Based on the annual base rent of $674,077,000, which is the annualized base rent for all leases in place as of September 30, 2020.
(2)As of September 30, 2020, the weighted average remaining lease term is 10.7 years.
(3)Square feet.